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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR

                            AES EASTERN ENERGY, L.P.
        PASS THROUGH TRUST CERTIFICATES, SERIES 1999-A AND SERIES 1999-B


     This form or one substantially equivalent hereto must be used to accept the offer to exchange (the "Registered Exchange Offer") of AES Eastern Energy, L.P. (the "Company") made pursuant to the Prospectus, dated <Month Day>, 2000 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") if certificates for outstanding Pass Through Trust Certificates Series 1999-A and Series 1999-B ("Certificates") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Bankers Trust Company (the "Exchange Agent") prior to 5:00 P.M., New York City time, on the
<Month Day>, 2000, the expiration date (the "Expiration Date") of the Registered
Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Certificates pursuant to the Registered Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.


               DELIVERY TO: BANKERS TRUST COMPANY, EXCHANGE AGENT


          By Mail or Overnight Delivery:                                 By Hand:
            BT Services Tennessee, Inc.                            Bankers Trust Company
         Corporate Trust & Agency Services                   Corporate Trust & Agency Services
                Reorganization Unit                           Attn: Reorganization Department
              648 Grassmere Park Road                            Receipt & Delivery Window
                Nashville, TN 37211                          123 Washington Street, 1st Floor
                                                                    New York, NY 10006



                                    By Mail:


                          BT Services Tennessee, Inc.
                              Reorganization Unit
                                P.O. Box 292737
                            Nashville, TN 37229-2737


                            Facsimile Transmission:

                                 (615) 835-3701


                             Confirm by Telephone:

                                 (615) 835-3572


     Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.
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Ladies and Gentlemen:

     Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Certificates set forth below, pursuant to the guaranteed delivery procedure described in "This Exchange Offer -- Procedures for Tendering the Existing Pass Through Trust Certificates -- Guaranteed Delivery" section of the Prospectus.

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Principal Amount of Certificates Tendered:

Series 1999-A                                             Series 1999-B
$                                                         $
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

Certificate Nos. (if available):

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If Certificates will be delivered by book-entry transfer to The Depository Trust
Company, provide account number.

The Depository Trust Company Account No.:
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Name(s) of Record Holder(s):

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                             (PLEASE PRINT OR TYPE)

Address(es):

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Area Code and Telephone Number(s):

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Signature(s):

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Dated:
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                  THE ACCOMPANYING GUARANTEE MUST BE COMPLETED

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any "eligible guarantor" institution within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the certificates representing all tendered Certificates, in proper form for transfer, or a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH THEREIN AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:
             ------------------------------------------   --------------------------------------------------
                                                                           (AUTHORIZED SIGNATURE)
Address:                                                   Name:
        -----------------------------------------------         --------------------------------------------
                                                                           (PLEASE TYPE OR PRINT)
                                                           Title:
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Area Code and
Telephone Number:                                          Date:
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

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